Exhibit 10.3

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is entered into as of May 31, 2019, by and between MB-REEC HOUSTON PROPERTY OWNER LLC, a Delaware limited liability company, having an address c/o Magnum Real Estate Group, 594 Broadway, Suite 1010, New York, New York 10012 (“Seller”) and ARG NYC196ORCHARD, LLC, a Delaware limited liability company, having an address c/o AR Global, 405 Park Avenue, New York, New York 10022 (“Purchaser”).

RECITALS:

A.       Seller and Purchaser are parties to that certain Agreement of Purchase and Sale Agreement dated as of April 10, 2019 (the “Original Sale Agreement”), which Original Sale Agreement was subsequently amended pursuant to that Amendment to Agreement of Purchase and Sale between Seller and Purchaser dated as of May 3, 2019 (the “First Amendment”; the Original Sale Agreement as amended by the First Amendment, the “Sale Agreement”).

B.       Seller and Purchaser hereto desire to further amend the Sale Agreement as set forth herein.

AGREEMENT:

In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.       Recitals; Definitions. The recitals set forth above are hereby incorporated herein. All initial capitalized terms not defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2.       Seller NRSU Lease Negotiation Deadline. Section 9.6 of the Sale Agreement is hereby amended by deleting “May 31, 2019” and inserting “June 7, 2019” in its place and stead.

3.       Miscellaneous. Except to the extent expressly modified by this Amendment, the Sale Agreement is ratified and remains in full force and effect. To the extent of any inconsistency between this Amendment and the Sale Agreement, the terms and conditions of this Amendment shall control. This Amendment may be executed in multiple counterparts, all of which, taken together, shall constitute one document. This Amendment shall be deemed effective against a party upon receipt by the other party (or its counsel) of a counterpart executed by electronic transmission. The parties may sign this Amendment and deliver same by Portable Document Format (“PDF”), by telefaxed copies or by e-mail to the other party or its counsel, and any such delivered PDF, telefaxed or e-mailed copy shall be deemed to be an original and are binding on the parties so signing, and no objection shall be made to the introduction into evidence of any PDF, telefaxed or e-mailed copy on grounds related to the PDF, telefaxed or e-mailed copy not being an original.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year written below.

SELLER:

MB-REEC HOUSTON PROPERTY OWNER LLC

By:	/s/ Jordan Brill
Name:
Title:

PURCHASER:

ARG NYC196ORCHARD, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory